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                               FIRST AMENDMENT TO

                               ALLIANCE AGREEMENT



     This Amendment is entered into as of August 1, 1996 by Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), and Stericycle, Inc., a Delaware corporation ("Stericycle").

                                    PREAMBLE

     Baxter and Stericycle are parties to an Alliance Agreement which, while undated, was signed on or about, and became effective as of, October 12, 1993 (the "Alliance Agreement"). Baxter and Stericycle desire to clarify and amend the Alliance Agreement as follows.

     Now, therefore, in consideration of their mutual promises, Baxter and Stericycle agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment without being defined have the same meanings that they have in the Alliance Agreement. The following terms have these meanings:

          ALLEGIANCE means Allegiance Corporation, a Delaware corporation. Allegiance is currently a wholly-owned direct subsidiary of Baxter International Inc.

          ALLEGIANCE SPIN-OFF means the distribution by Baxter International Inc. to its stockholders of all of its stock in Allegiance.

          BAXTER LOCK-UP AGREEMENT means the Lock-Up Agreement dated July 1, 1996 from Baxter to the Managing Underwriters, which Baxter signed and delivered in connection with the Stericycle IPO. A copy of the Baxter Lock-Up Agreement is attached to this Amendment as EXHIBIT A.

          MANAGING UNDERWRITERS means Dillon, Read & Co. Inc., Salomon Brothers Inc and William Blair & Company L.L.C., as the representatives of the underwriters in connection with the Stericycle IPO.

          REGISTRATION STATEMENT means the Registration Statement on Form S-1 that Stericycle filed with the Securities and Exchange Commission on June 11, 1996 in connection with the Stericycle IPO (Registration No. 333-05665), as it has been and may be further amended before becoming effective.

          STERICYCLE CLASS A COMMON STOCK means the Class A Common Stock, par value $0.01 per share, which Stericycle is currently authorized to issue.

          STERICYCLE COMMON STOCK means the Common Stock, par value $0.01 per share,

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     which Stericycle will become authorized to issue prior to completion of the
     Stericycle IPO.

          STERICYCLE IPO means Stericycle's initial public offering of up to 3,450,000 shares of Stericycle Common Stock pursuant to the Registration Statement.

     2. AMENDMENT OF SECTIONS 7.6 AND 7.7. Upon the expiration of the Baxter Lock-Up Agreement 180 days after the date of Stericycle's execution and delivery of the underwriting agreement to be entered into by Stericycle and the Managing Underwriters in connection with the Stericycle IPO, or upon the earlier termination of the Baxter Lock-Up Agreement by the Managing Underwriters (or by Dillon, Read & Co. Inc. on their behalf), Sections 7.6 and 7.7 of the Alliance Agreement shall be amended to read as follows, without the necessity of any further action by either Baxter or Stericycle:

          7.6 CONSEQUENCES OF EARLY TERMINATION. (a) Any notice of termination of the Alliance given by Baxter pursuant to Section 7.3(a) (as a result of a willful breach or default by Stericycle) or 7.4(a) of this Agreement shall describe the basis upon which Baxter believes that it is entitled to terminate the Alliance pursuant to such Section. If the Alliance is terminated by Baxter pursuant to Section 7.3(a) (as a result of a willful breach or default by Stericycle) or 7.4(a) of this Agreement, promptly upon such termination, Stericycle shall transfer the Alliance Technology and all of Stericycle's rights therein (including all rights to receive royalty payments) to Baxter.

          (b) Any notice of termination of the Alliance given by Stericycle pursuant to Section 7.3(a) (as a result of a willful breach or default by Baxter) or 7.5(c) of this Agreement shall describe the basis upon which Stericycle believes that it is entitled to terminate the Alliance pursuant to such Section. If the Alliance is terminated by Stericycle pursuant to
     Section 7.3(a) (as a result of a willful breach or default by Baxter) or 7.5(c) of this Agreement, promptly upon such termination, Baxter shall transfer all of its rights in the Alliance Technology to Stericycle (and Baxter's rights to receive payments under Sections 4.6(c) and 9.1(d) of this Agreement shall immediately terminate).

          (c) If the Alliance is terminated by Baxter pursuant to Section 7.3(a) (other than as a result of a willful breach or default by Stericycle), 7.3(b), 7.3(c), 7.4(b), 7.4(c), 7.4(d), or 7.4(e) of this
     Agreement, or by Stericycle pursuant to Section 7.3(a) other than as a result of a willful breach or default by Baxter), 7.3(b), 7.3(c), 7.5(a), or 7.5(b) of this Agreement promptly upon such termination, Stericycle shall grant Baxter a License on a non-exclusive basis.

          7.7  POST TERMINATION FORFEITURE OF RIGHTS TO ALLIANCE TECHNOLOGY.
     (a) Provided (except in the case of a termination of the Alliance by Baxter pursuant to Section 7.4(e) of this Agreement) that a Baxter Competitive Event shall not have first occurred, if at any time within 18 months after the termination of the alliance by Baxter pursuant to Section 7.3(a) (other than as a result of a willful breach or default by Stericycle), 7.3(c), 7.4(b), 7.4(c), or 7.4(e) of this Agreement or the non-renewal of the Alliance by Baxter, a Stericycle Competitive Event occurs, Baxter's rights with respect to the Alliance Technology shall


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     automatically be transferred to Stericycle (and Baxter's rights to receive payments under Sections 4.6(c) and 9.1(d) of this Agreement shall immediately terminate).

          (b) Provided that a Stericycle Competitive Event shall not have first occurred, if at any time within 18 months after the termination of the Alliance by Stericycle pursuant to Section 7.3(a) (other than as a result of a willful breach or default by Baxter), 7.3(c) or 7.5(b) of this Agreement or the non-renewal of the alliance by Stericycle, a Baxter Competitive Event occurs, all of Stericycle's rights with respect to the Alliance Technology (including all rights to receive royalty payments) shall automatically be transferred to Baxter.

     3. ALLEGIANCE SPIN-OFF. Stericycle consents to Baxter's assignment to Allegiance, or to any direct or indirect wholly-owned subsidiary of Allegiance, of all of Baxter's rights and obligations under the Alliance Agreement, as amended by this Amendment, as part of the Allegiance Spin-off. Any such assignment shall not be effective until Baxter has given written notice of the assignment to Stericycle (but no further consent or other action by Stericycle shall be necessary). Stericycle shall promptly request the Managing Underwriters (or Dillon, Read & Co. Inc. on their behalf) to consent to Baxter's transfer of the Stericycle Shares to Allegiance (or to the direct or indirect wholly-owned subsidiary to which Baxter has assigned its rights and obligations under the Alliance Agreement, as amended by this Amendment) on the condition that Allegiance (or the other transferee) signs and delivers to the Managing Underwriters a lock-up agreement in substantially the same form as the Baxter Lock-Up Agreement.

     4. MISCELLANEOUS. As amended by this Amendment, the Alliance Agreement shall continue in full force and effect. This Amendment shall be governed by the laws of the State of Delaware, without regard to choice-of-law rules. This Amendment may be signed in counterparts, any one of which need not contain the signature of both parties, but all of which taken together shall constitute one and the same instrument.

     In witness, the parties have signed this Amendment.


                                   STERICYCLE, INC.


                                   By:  /s/ Mark C. Miller
                                      ---------------------------------------
                                        Mark C. Miller
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                   BAXTER HEALTHCARE CORPORATION


                                   By:  /s/ John F. Gaither, Jr.
                                      ---------------------------------------
                                        John F. Gaither, Jr.
                                        VICE PRESIDENT


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